Exhibit 5.6

1114 Avenue of the Americas, 23rd Floor New York, New York 10036.7703 USA P. 212.880.6000 | F. 212.682.0200 www.torys.com

February 10, 2026

Brookfield Asset Management Ltd.
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

BAM Finance LLC
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281

RE: Registration Statement on Forms F-10 and F-3

Ladies and Gentlemen:

We have acted as New York counsel for Brookfield Asset Management Ltd., a company organized under the laws of British Columbia, Canada (the “Company”) and BAM Finance LLC, a Delaware limited liability company (“U.S. Finco”), in connection with the joint filing by the Company, U.S. Finco and BAM Finance (Canada) Inc., a corporation organized under the laws of Ontario, Canada, of a Registration Statement on Forms F-10 and F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission on the date hereof for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by U.S. Finco (the “Debt Securities”) and fully and unconditionally guaranteed by the Company, to be issued pursuant to one or more indentures to be entered into by and among U.S. Finco, as the issuer, the Company, as guarantor, Computershare Trust Company of Canada, as Canadian trustee, and Computershare Trust Company, N.A., as U.S. trustee (together, the “Trustees”), the forms of which have been filed as exhibits to the Registration Statement (the “U.S. Finco Indentures”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the U.S. Finco Indentures (each, a “Supplemental Indenture”); and (b) guarantees of the Debt Securities by the Company as provided for in the U.S. Finco Indentures (the “Guarantees” and together with the Debt Securities, the “Securities”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof when executed and delivered by the parties thereto, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and directors or managers, as the case may be, and officers of the Company and U.S. Finco that we reviewed were and are accurate, (vii) all representations made by the Company and U.S. Finco as to matters of fact in the documents that we reviewed were and are accurate and (viii) the U.S. Finco Indentures, each of the Supplemental Indentures and the Securities have been duly authorized by each of the parties thereto (other than U.S. Finco in respect of the U.S. Finco Indentures). We have also assumed that the Company is validly existing, has the requisite power to enter into any U.S. Finco Indenture or Supplemental Indenture and has duly authorized entering into any U.S. Finco Indenture or Supplemental Indenture under the laws of British Columbia, Canada.

Further, we have assumed that at or prior to the time of the delivery of any Securities: (i) all corporate or other action required to be taken by the Company and U.S. Finco to duly authorize each proposed issuance of such Securities, as the case may be, shall have been taken, and shall remain in full force and effect; (ii) the U.S. Finco Indentures, Supplemental Indenture(s), the Debt Securities and the Guarantees, as applicable, are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered below in respect of the Company and U.S. Finco); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the U.S. Finco Indentures, the Supplemental Indenture(s), the Debt Securities and/or the Guarantees, as applicable. We have also assumed that the execution, delivery and performance by the applicable issuer(s) of the Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and U.S. Finco.

In addition, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto (including all necessary post-effective amendments) shall have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; and (ii) an appropriate prospectus supplement with respect to the Debt Securities and the applicable Guarantees thereof will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth herein, we advise you that, in our opinion, assuming each U.S. Finco Indenture and the relevant Supplemental Indenture(s) have been or will be duly authorized, executed and delivered by the Trustees, and when (i) the applicable U.S. Finco Indenture and the relevant Supplemental Indenture(s) to the applicable U.S. Finco Indenture have been executed and delivered by U.S. Finco, the Company and the Trustees; (ii) the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the applicable U.S. Finco Indenture and the relevant Supplemental Indenture(s); and (iii) such Debt Securities and Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable U.S. Finco Indenture, the applicable Supplemental Indenture(s) and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of U.S. Finco, and the Guarantees thereof will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their terms, and in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law, or any provisions for indemnity or contribution or other provisions that may be limited by public policy considerations; or (y) the effect of any applicable bankruptcy, insolvency, moratorium, arrangement or winding-up laws, or fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are qualified to practice law in the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the State of New York and (b) the Delaware Limited Liability Company Act, as amended (the “DLLCA”), in each case, in force at the date of this opinion letter. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the U.S. Finco Indentures, any Supplemental Indentures or the issuance and sale of any Securities. All opinions expressed in this letter concerning the laws of New York and the DLLCA have been given by members of the Bar of the State of New York.

This opinion letter is being furnished to the Company and U.S. Finco in accordance with the requirements of Item 601(b)(5) of Regulation S-K. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP